Exhibit 5.1

Brownstein Hyatt Farber Schreck, LLP

702.382.2101 main
100 North City Parkway, Suite 1600
Las Vegas, Nevada 89106

June 12, 2025

Ategrity Specialty Insurance Company Holdings
9 West 57th Street, 33rd Floor

New York, New York 10019

To the addressee set forth above:

We have acted as local Nevada counsel to Ategrity Specialty Insurance Company Holdings, a Nevada corporation (the “Company”), in connection with the filing of Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-286059) (as so amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the preliminary prospectus contained therein (the “Prospectus”), relating to the offering and sale by the Company pursuant to the underwriting agreement by and between the Company and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the underwriters (the “Underwriting Agreement”), of up to 6,666,667 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and up to an additional 1,000,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) pursuant to an over-allotment option under the Underwriting Agreement. This opinion letter is being furnished at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Shares as described in the Underwriting Agreement, the Registration Statement and the Prospectus. For purposes of this opinion letter, and except to the extent set forth in the opinion paragraph below, we have assumed that all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Underwriting Agreement, the Registration Statement and the Prospectus.

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement (including the Prospectus), (ii) the articles of incorporation and bylaws of the Company, each as amended to date, (iii) the form of Underwriting Agreement filed as an exhibit to the Registration Statement, and (iv) such other agreements, instruments, corporate records (including resolutions of the board of directors and any committee thereof and of the stockholders of the Company) and other documents, or forms thereof, as we have deemed necessary or appropriate, and we have obtained from officers and other representatives and agents of the Company and from public officials, and have relied upon, such certificates, representations, assurances and public filings as we have deemed necessary or appropriate.

www.bhfs.com

Ategrity Specialty Insurance Company Holdings

June 12, 2025

Without limiting the generality of the foregoing, in our examination and in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) the Underwriting Agreement has been or will be duly authorized, executed and delivered by each party thereto in substantially the form thereof filed as an exhibit to the Registration Statement; (ii) the obligations of each party set forth in the Underwriting Agreement are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (iii) except to the extent set forth in the opinion paragraph below, the statements of fact and representations and warranties set forth in the documents we have reviewed, including the Underwriting Agreement, are or will at all relevant times be, true and correct as to factual matters; (iv) each natural person executing a document, at the time of such execution, has or will have sufficient legal capacity to do so; (v) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (vi) all corporate records made available to us by the Company, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or the effect thereon of, the laws of any other jurisdiction. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized by the Company, and if, when and to the extent any Shares are issued and sold in accordance with all applicable terms and conditions set forth in, and in the manner contemplated by, the Underwriting Agreement (including payment in full of any and all consideration required for such Shares as prescribed thereunder), and as described in the Registration Statement and the Prospectus, such Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is based upon the applicable laws of the State of Nevada and the facts in existence on the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinion set forth herein or to apprise you of any changes in such laws or facts after the filing of this opinion letter as an exhibit to the Company’s Current Report on 8-K, incorporated by reference into the Registration Statements. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinion set forth herein.

We consent to your filing this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement, and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP